Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-1 (No. 333-288738), S-3 (No. 333-291916) and S-8 (No. 333-291609 and No. 333-287455) of our report dated March 30, 2026,with respect to the consolidated financial statements of Firefly Neuroscience, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ Canada LLP

CBIZ Canada LLP

Toronto, ON, Canada

March 30, 2026